UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2018

GenOn Energy, Inc.

(Exact name of Registrant as specified in its charter)

76-0655566 (IRS Employer Identification No.)

001-16455 (Commission File Number)

Delaware (State or other jurisdiction of incorporation)	(773) 456-0551 (Registrant’s telephone number, including area code)

1601 Bryan Street, Suite 2200,

Dallas, Texas 75201
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.                Other Events.

On April 5, 2018, GenOn Energy, Inc. (the “Company”) and NRG REMA LLC (“REMA”), an indirect subsidiary of the Company, entered into a confidentiality agreement (the “NDA”) with a certain certificateholder of leases regarding REMA, in connection with negotiations between the Company and the certificateholder concerning a transaction. Pursuant to the NDA, the Company provided certain confidential information to such certficateholders (the “Confidential Materials”) and agreed to publicly disclose the Confidential Materials upon entry into definitive documentation with respect to the transaction. REMA entered into such definitive documentation, effective on October 1, 2018, with certain third-party stakeholders, as previously disclosed on the Company’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 2, 2018.

A copy of the Confidential Materials is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Confidential Materials provided to a certain certficateholder of leases regarding NRG REMA LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 2, 2018		GenOn Energy, Inc.
(Registrant)

	By:	/s/ Mark A. McFarland
Mark A. McFarland
Chief Executive Officer